Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: James R. Clarkson
September 9, 2003	President and
Chief Executive Officer
(843) 716-6101

HCSB FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS

Loris, SC – HCSB Financial Corporation, parent company of Horry County State Bank, reported second quarter 2003 net income of $328,000, an increase of 19.71% compared to net income of $274,000 for the same period in 2002. For the six-month period ended June 30, 2003, net income was $581,000, up 11.09% compared to net income of $523,000 for the six-month period ended June 30, 2002.

Assets totaled $260,593 at June 30, 2003 and represented a $82.6 million increase from June 30, 2002. The loan portfolio increased $40.3 million to $183,666 from $ 143, 357 June 30, 2002 and represented 70.5% of total assets. Total deposits were $201,906 at June 30, 2003, a $59.8 million increase from the second quarter of 2002.

Statements in this press release may consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions such as a downturn in the economy, competitive risks, and other factors set forth from time to time in our filings with the Securities and Exchange Commission. When used in this release, words such as “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “outlook,” and “anticipates” are intended to identify forward-looking statements.

FINANCIAL HIGHLIGHTS

INCOME	Six Months Ended		Three Months Ended
STATEMENT DATA	June 30,		June 30,
(Dollars in thousands)	2003	2002	2003	2002
Net interest income	4,050	3,482	2,051	1,878
Loan loss provision	282	250	147	150
Noninterest income	854	750	449	407
Noninterest expenses	3,728	3,180	1,850	1,719
Income taxes	313	279	175	142
Net income	581	523	328	274

BALANCE	June 30,		Percent
SHEET DATA	2003	2002	Change
Total assets	260,593	177,906	46.48%
Total earning assets	250,083	169,346	47.68%
Gross loans	183,666	143,357	28.12%
Allowance for loan losses	(1,364)	(1,259)	8.34%
Investment securities	29,963	16,553	81.02%
Total deposits	201,906	142,168	42.02%
Total interest-bearing
Liabilities	217,945	150,930	44.41%
Shareholders' equity	20,765	14,723	41.04%
Shares outstanding	1,547,544	1,052,175	47.08%
Book value per share	$13.42	$14.00	-4.15%

CORPORATE INFORMATION

Stock Transfer Agent

First Citizens Bank of NC
Post Office Box 29522
Raleigh, North Carolina 27626

For Additional Inquiries

Mr. James R. Clarkson, President and Chief Executive Officer
HCSB Financial Corporation
Post Office Box 218
Loris, South Carolina 29569
(843) 716-4272

CONSOLIDATED BALANCE SHEETS

	June 30,
(Dollars in thousands)	2003	2002
	(Unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	10,045	4,014
Federal funds sold	26,409	5,422

Total cash and cash
Equivalents	36,454	9,436
Investment securities:
Securities available-for-sale	28,069	15,513
Nonmarketable equity securities	1,894	1,040

Total investment securities	29,963	16,553

Loans receivable:
Gross loans	183,666	143,357
Less unearned income	-	-
Less allowance for loan losses	(1,364)	(1,259)

Loans, net	182,302	142,098

Premises, furniture, & equipment, net	8,236	6,935
Accrued interest receivable	1,747	1,489
Other assets	1,891	1,395

Total assets	$260,593	$177,906

Liabilities
Deposits:
Non-interest bearing demand deposits	20,651	10,838
Interest bearing demand deposits	70,941	22,172
Savings and MMDA	27,930	19,842
Time deposits	82,384	89,316

Total deposits	201,906	142,168
Advances from the Federal
Home Loan Bank	36,690	19,600
Accrued interest payable	376	344
Other liabilities	856	1,071

Total liabilities	239,828	163,183

Shareholders' Equity
Common shares, $.01 par value,		-
10,000,000 shares authorized,
1,547,544 shares issued and
Outstanding	15	13
Capital surplus	19,426	13,207
Retained earnings	1,025	1,429
Accumulated other comprehensive
income (loss)	299	74

Total shareholders' equity	20,765	14,723

Total liabilities and
shareholders' equity	$260,593	$177,906

CONSOLIDATED STATEMENT OF INCOME

	Six Months		Three Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	6,391	5,559	3,247	2,957
Investment securities:
Taxable	324	272	188	123
Tax-exempt investment securities	78	79	39	40
Nonmarketable equity securities	35	25	18	13
Other interest income	146	40	86	15

Total	6,974	5,975	3,578	3,148
Interest expense
Deposits	2,149	1,976	1,115	1,007
Other interest expense	775	517	412	263

Total	2,924	2,493	1,527	1,270
Net interest income	4,050	3,482	2,051	1,878
Provision for possible loan losses	282	250	147	150

Net interest income after provision
for loan losses	3,768	3,232	1,904	1,728

Other operating income
Service charges on deposit accounts	592	525	318	279
Credit life insurance commissions	90	64	39	28
Gain on sale of fixed assets	-	8	-	12
Gain on sale of securities	2	-	2	-
Other income	170	153	90	88

Total	854	750	449	407

Other operating expenses
Salaries and employee benefits	2,206	1,867	1,103	993
Net occupancy expense	241	208	120	113
Advertising and marketing	172	148	99	97
Furniture and equipment expense	352	301	174	160
Loss on sale of other real estate	8	37	-	35
Other operating expense	749	619	354	321

Total	3,728	3,180	1,850	1,719

Income before income taxes	894	802	503	416
Income tax provision	313	279	175	142
Net income	$581	$523	$328	$274

After the issuance of our 2002 printed Annual Report, we discovered that we inadvertently had a mistake in our weighted average shares outstanding, thus causing our earnings per share and book value per share to be incorrect. Listed below are the correct earnings per share and book value per share amounts. These correct amounts were included in the Annual Report we filed with the SEC, which you may obtain at www.sec.gov.

Years Ended December 31,	2002	2001	2000	1999
Average shares outstanding	1,543,255	1,543,255	1,543,255	1,543,255
Net income	$0.75	$0.65	$0.67	$0.64
Period end book value	$12.86	$7.06	$6.34	$5.40